UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☐ Definitive Proxy Statement ☐ Definitive Additional Materials ☒ Soliciting Material Pursuant to §240.14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Constellation Energy Partners LLC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Alliance Advisors	Shareholder Services Department

November 20, 2012

URGENT

Re: Your Investment With Constellation Energy Partners LLC

Dear Unitholder,

We have attempted to contact you numerous times regarding an important matter pertaining to your investment in Constellation Energy Partners LLC.

Please contact me immediately at 1-877-777-5603 Monday through Friday 9 a.m. to 10 p.m. Eastern Time. This matter is very important, but will take only a moment of your time. Alliance Advisors has been engaged by Constellation Energy Partners LLC to contact you. This is not a scam and no personal information is required when calling.

Thank you in advance for your assistance with this matter.

Sincerely,

/s/ Mary Colgan

Mary Colgan

Shareholder Services

Alliance Advisors 200 Broadacres Drive Bloomfield NJ 07003